BAUMANN, RAYMONDO & COMPANY, P.A.
405 N. REO STREET, SUITE 200
TAMPA, FL  33609
(813) 288-8826


March 31, 2008

Mr. Bruce Brashear
Brashear & Associates

Re:	CTD Holdings, Inc.

Dear Mr. Brashear:

Please note additional time is necessary to complete our audit of CTD Holdings as of December 31, 2007 and for the year then ended. Please file an extension to file the 10K.

The additional time is needed to complete our review process to the recent changes in the Form 10K .

Thank you for your assistance.


/s/ Baumann, Raymondo & Company, P.A.

BAUMANN, RAYMONDO & COMPANY, P.A.